Exhibit 99.1

Monolithic Power Systems, Inc. 6409 Guadalupe Mines Road San Jose, CA 95120 USA T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com	PRESS RELEASE For Immediate Release

Monolithic Power Systems Announces Consecutive

Record Revenue Results for the Quarter and Half Year

ended June 30, 2010

SAN JOSE, Calif. July 28, 2010—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter and half year ended June 30, 2010.

The results for the quarter ended June 30, 2010 are as follows:

•	Net revenues of $55.7 million, an increase of 10.8% sequentially from $50.3 million in the first quarter of 2010 and 35.3% from $41.2 million in the second quarter of 2009.

•	Gross margin of 58.2%, compared to 58.3% in the first quarter of 2010 and 59.1% in the second quarter of 2009.

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GAAP operating expenses of $25.6 million, including $23.4 million for research and development and selling, general and administrative expenses, which includes $5.4 million for stock-based compensation and $2.2 million for litigation expenses.

•	Non-GAAP(1) operating expenses of $20.2 million, excluding $5.4 million for stock-based compensation, compared to $17.5 million for the three months ended June 30, 2009.

•	GAAP net income of $6.4 million, with GAAP earnings per share of $0.17 per diluted share.

•	Non-GAAP(1) net income of $11.7 million, with non-GAAP earnings per share of $0.31 per diluted share, excluding stock-based compensation and related tax effects.

The results for the half year ended June 30, 2010 are as follows:

•	Net revenues of $105.9 million, compared to $70.5 million for the half year ended June 30, 2009, an increase of 50.3%

•	Gross margin of 58.3%, compared to 58.5% for the half year ended June 30, 2009

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GAAP operating expenses of $48.6 million, including $44.8 million for research and development and selling, general and administrative expenses, which includes $9.4 million for stock-based compensation and $3.8 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $39.3 million, excluding $9.4 million for stock-based compensation, compared to $32.1 million for the half year ended June 30, 2009, an increase of 22.2%.

•	GAAP net income of $12.8 million, with GAAP EPS of $0.33 per diluted share

•	Non-GAAP(1) net income of $21.6 million, with non-GAAP earnings per share of $0.57 per diluted share, excluding stock-based compensation and related tax effects

“Our outstanding revenue performance is driven by our new product releases of the last two years”, said Michael Hsing, CEO of MPS. “We are now seeing the dramatic top line and bottom line growth from these successful products.”

Business Outlook

The following are MPS’ financial targets for the third quarter ending September 30, 2010:

•	Revenues in the range of $66.0 million to $70.0 million.

•	Non-GAAP net profit at the mid to upper end of our new net margin target model of 22 to 27 percent of sales. Gross margin is likely to be in the range of 54 to 56 percent due to increased input costs.

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Research and development and selling, general and administrative expenses between $23.2 million and $24.7 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $18.5 million and $19.5 million. This excludes an estimate of stock-based compensation expense in the range of $4.7 million to $5.2 million.

•	Litigation expense in the range of $0.5 million to $0.7 million.

(1) Non-GAAP net income, non-GAAP net profit, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter and six months ended June 30, 2010 and 2009 excludes the effect of stock-based compensation expense and their related tax effects. Non-GAAP operating expenses for the quarter and six months ended June 30, 2010 and 2009 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. This information is not in accordance with, or an alternative for, information prepared using GAAP. A schedule reconciling these amounts is included at the end of this press release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct an investor teleconference covering its quarter ended June 30, 2010 results at 2:00 p.m. PT / 5:00 p.m. ET today, July 28, 2010. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 68963211. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding, among other things, (i) targeted revenues, revenue growth rates, net margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending September 30, 2010, (ii) our outlook for the long term prospects of the company, (iii) our ability to accelerate our revenue and net income growth rates; (iv) our ability to penetrate new markets and expand our market share, (v) our expected pricing practices in 2010, (vi) the seasonality of our business, (vii) our ability to reduce our manufacturing costs, (viii) our ability to obtain adequate supplies of our products from our third-party manufacturer, and (ix) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being lower than expected; competition generally and the increasingly competitive nature of our industry; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on April 29, 2010.

The forward-looking statements in this press release represent MPS’ targets and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$48,962	$46,717
Short-term investments	140,829	118,914
Accounts receivable, net of allowances of $0 in both 2010 and 2009	30,322	15,521
Inventories	14,458	19,616
Deferred income tax assets, net - current	5	5
Prepaid expenses and other current assets	2,820	2,726

Total current assets	237,396	203,499

Property and equipment, net	27,253	17,968
Long-term investments	19,495	19,445
Deferred income tax assets, net - long-term	175	175
Other assets	731	734

Total assets	$285,050	$241,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,001	$7,787
Accrued compensation and related benefits	9,388	8,454
Accrued liabilities	9,116	7,681

Total current liabilities	29,505	23,922

Non-current income tax liability	4,915	4,915
Other long-term liabilities	662	27

Total liabilities	35,082	28,864

Stockholders’ equity:
Common stock, $0.001 par value, $37 and $35 in 2010 and 2009, respectively; shares authorized: 150,000,000; shares issued and outstanding: 36,545,581 and 35,165,316 in 2010 and 2009, respectively	199,330	175,518
Retained earnings	49,848	37,085
Accumulated other comprehensive income	790	354

Total stockholders’ equity	249,968	212,957

Total liabilities and stockholders’ equity	$285,050	$241,821

Consolidated Income Statements

(Unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue	$55,690	$41,173	$105,940	$70,495
Cost of revenue*	23,256	16,823	44,210	29,254

Gross profit	32,434	24,350	61,730	41,241

Operating expenses:
Research and development*	11,785	9,732	22,825	17,849
Selling, general and administrative*	11,615	9,321	22,008	17,129
Litigation expense	2,228	2,233	3,795	4,279

Total operating expenses	25,628	21,286	48,628	39,257

Income from operations	6,806	3,064	13,102	1,984
Other income (expense):
Interest and other income	338	281	685	666
Interest and other expense	(4)	(185)	(4)	(279)

Total other income, net	334	96	681	387

Income before income taxes	7,140	3,160	13,783	2,371
Income tax provision (benefit)	733	(26)	1,020	(87)

Net income	$6,407	$3,186	$12,763	$2,458

Basic net income per share	$0.18	$0.09	$0.36	$0.07

Diluted net income per share	$0.17	$0.09	$0.33	$0.07

Weighted average common shares outstanding	36,291	34,070	35,858	33,842
Stock options	2,064	2,319	2,293	2,036

Diluted weighted-average common equivalent shares outstanding	38,355	36,389	38,151	35,878

* Stock-based compensation has been included in the following line items:
Cost of revenue	$116	$67	$195	$148
Research and development	1,995	1,687	3,730	3,247
Selling, general and administrative	3,428	2,098	5,638	3,870

Total	$5,539	$3,852	$9,563	$7,265

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$6,407	$3,186	$12,763	$2,458

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$5,539	$3,852	$9,563	$7,265
Tax effect	(218)	(903)	(731)	(1,292)

Non-GAAP net income	$11,728	$6,135	$21,595	$8,431

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.32	$0.18	$0.60	$0.25
Diluted	$0.31	$0.17	$0.57	$0.24

Shares used in the calculation of non-GAAP earnings per share:
Basic	36,291	34,070	35,858	33,842
Diluted	38,355	36,389	38,151	35,878

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$25,628	$21,286	$48,628	$39,257

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(5,423)	$(3,785)	$(9,368)	$(7,117)

Non-GAAP total operating expenses	$20,205	$17,501	$39,260	$32,140

2010 Third Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended September 30, 2010
	Low	High
R&D and SG&A	$23,200	$24,700

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(4,700)	(5,200)

Non-GAAP R&D and SG&A	$18,500	$19,500